Exhibit 99.1

RELIANCE GATHERING, LLC

Financial Statements

December 31, 2018 and 2017

(With Independent Auditors’ Report Thereon)

RELIANCE GATHERING, LLC

Independent Auditors’ Report

The Members

Reliance Gathering, LLC:

We have audited the accompanying financial statements of Reliance Gathering, LLC (the Company) (a Texas limited liability company), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose or expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reliance Gathering, LLC as of December 31, 2018 and 2017, and the results of its operations and cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas

March 29, 2019

RELIANCE GATHERING, LLC

Balance Sheets

December 31, 2018 and 2017

	2018	2017
Assets
Current assets:
Cash and cash equivalents	$2,309,725	1,183,485
Accounts receivable:
Trade	3,147,112	2,163,506
Related party	1,166	4,969,763
Prepaid expenses and other current assets	29,341	50,902

Total current assets	5,487,344	8,367,656

Property and equipment, net	100,873,170	58,703,025
Total assets	$106,360,514	67,070,681

Liabilities and Members’ Equity	2018	2017
Current liabilities:
Accounts payable and other accrued expenses	$12,930,929	7,444,453
Accounts payable – related party	29,214	442,435
Asset retirement obligation - current	—	2,623,972

Total current liabilities	12,960,143	10,510,860

Noncurrent liabilities:
Line of credit facility, net of debt cost	59,524,961	30,719,017
Asset retirement obligation - noncurrent	—	673,584

Total noncurrent liabilities	59,524,961	31,392,601

Total liabilities	72,485,104	41,903,461
Members’ equity	33,875,410	25,167,220

Total liabilities and members’ equity	$106,360,514	67,070,681

See accompanying notes to financial statements.

RELIANCE GATHERING, LLC

Statements of Income

Years Ended December 31, 2018 and 2017

	2018	2017
Revenues:
Gathering system revenue	$29,498,358	$18,759,954
Gain on disposal of property and equipment	—	14,974
Other operating income	2,623,972	—

Total revenues	32,122,330	18,774,928

Cost of sales:
Cost of sales	2,780,059	1,153,775
Depreciation expense	14,580,804	3,701,584

Total cost of sales	17,360,863	4,855,359

Gross profit	14,761,467	13,919,569

General and administrative expenses:
Management fees	2,601,366	1,725,566
Office and other general and administrative expenses	868,114	1,363,814

Total general and administrative expenses	3,469,480	3,089,380

Income from operations	11,291,987	10,830,189

Other income or expenses:
Other income	—	26,331
Other expense	—	(37,540)
Interest expense	(2,583,797)	(1,219,764)

Total other expenses	(2,583,797)	(1,230,973)

Net income	$8,708,190	$9,599,216

See accompanying notes to financial statements.

RELIANCE GATHERING, LLC

Statements of Members’ Equity

Years Ended December 31, 2018 and 2017

	Preferred units	Class A common units	Class B common units	Total
Balance, December 31, 2016	$114,859,625	$(61,040,121)	$(38,251,500)	$15,568,004
Net income	9,599,216	—	—	9,599,216

Balance, December 31, 2017	$124,458,841	$(61,040,121)	$(38,251,500)	$25,167,220
Net income	8,708,190	—	—	8,708,190

Balance, December 31, 2018	$133,167,031	$(61,040,121)	$(38,251,500)	$33,875,410

See accompanying notes to financial statements.

RELIANCE GATHERING, LLC

Statements of Cash Flows

Years Ended December 31, 2018 and 2017

	2018	2017
Cash flow from operating activities:
Net income	$8,708,190	9,599,216
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of property and equipment	—	(14,974)
Gain on reversal of asset retirement obligation	(2,623,972)	—
Depreciation expense	14,580,804	3,701,584
Amortization of debt issue costs	160,404	191,286
Changes in operating assets and liabilities:
Accounts receivable	(983,606)	(840,185)
Related party accounts receivable/payable	4,555,376	(3,081,677)
Prepaid expenses and other current assets	21,561	(40,691)
Accounts payable and other accrued expenses	(1,076)	280,117

Net cash provided by operating activities	24,417,681	9,794,676

Cash flows from investing activities:
Purchase of property and equipment	(51,936,981)	(23,126,778)
Insurance proceeds from asset retirement	—	97,370

Net cash used in investing activities	(51,936,981)	(23,029,408)

Cash flow from financing activities:
Proceeds from long-term debt	29,000,000	13,500,000
Debt issue costs	(354,460)	(21,300)

Net cash provided by financing activities	28,645,540	13,478,700

Increase in cash and cash equivalents	1,126,240	243,968
Cash and cash equivalents, beginning of year	1,183,485	939,517

Cash and cash equivalents, end of year	$2,309,725	1,183,485

Cash paid during the period for:
Interest	$2,354,581	912,384
Supplemental schedule of noncash investing activities:
Additions to oil and gas properties for asset retirement obligations	$—	3,297,556
Accrued capital expenditures	12,023,502	6,535,950

See accompanying notes to financial statements.

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

(1)	Nature of Operations

Reliance Gathering, LLC (the Company), a Texas limited liability company, was incorporated on June 22, 2011 and was 100% owned by its sole member, Reliance Midstream, LLC. The Company was formed to own and operate a gathering system that services the oil and gas industry in Andrews, Ector and Martin counties in Texas.

Effective August 1, 2014, the Company amended and restated their limited liability company agreement. The agreement was amended to admit new members into the Company and to allow for certain incentive interest award grants to be issued to key members of management and others. Under the new agreement, Reliance Midstream, LLC (managing member) controlled 64% of the membership interests in the Company with the remaining 36% allocated to new members as allowed under the amended and restated agreement at December 31, 2014. During 2015, certain members forfeited their membership interests and at December 31, 2015 Reliance Midstream controlled 64.4% of the membership interests in the Company with the remaining 35.6% allocated to other members.

On May 13, 2016, the Company closed a transaction with MetalMark Funds and each of the Monarch investment entities defined within the Investment Agreement (collectively, MetalMark), whereby MetalMark invested $112,100,000 in the Company in exchange for a 38.6% membership interest in the Company in the form of preferred units. The Company immediately distributed the proceeds to the existing members. At December 31, 2018 and 2017, Reliance Midstream controls 39.6% of the membership interests in the Company, MetalMark controls 38.6% and the remaining 21.8% is allocated to other members. See further discussion of the MetalMark transaction at note 7.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with original maturities of three months or less as cash and cash equivalents and maintains its excess cash in various financial institutions, where deposits may exceed federally insured amounts at times. The Company has not experienced any losses in such accounts and does not believe its related risk to be more than normal.

(b)	Accounts Receivable and Accounts Receivable – Related Party

Accounts receivable includes amounts due from oil and gas operators and various related parties. Accounts receivable, trade, consists of accrued gathering fees due under normal trade terms, generally requiring payment within 30 days of production. Accounts receivable, related parties consists of amounts paid by the Company on behalf of various related parties for goods and services rendered, as well as trade receivables due from related parties and reclassified to related party receivables for financial statement presentation.

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amount that will not be collected. Management individually reviews all receivable balances and based on an assessment of current creditworthiness, past experience, historical losses, and evaluation of other pertinent factors, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment.

Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the respective receivable account. At December 31, 2018 and 2017, there was no allowance for doubtful accounts recognized in the balance sheets, as accounts receivable were believed to be fully collectible. The Company has not had historical collection issues.

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

(c)	Accounts Payable and Accounts Payable – Related Party

Accounts payable and accounts payable – related party consist primarily of vendor obligations due under normal trade terms for services rendered or products received by the Company during ongoing operations. These amounts are recorded as obligations as incurred. Accounts payable totaled $5,066 and $271,586 at December 31, 2018 and 2017, respectively. Accounts payable – related party totaled $29,214 and $442,435 at December 31, 2018 and 2017, respectively. See note 5 for more information related to the nature of related party activities.

(d)	Accrued Expenses

Accrued expenses consist of other operating and capital costs that were accrued at year-end. Accrued expenses totaled $12,739,124 and $6,877,866 at December 31, 2018 and 2017, respectively.

(e)	Debt Issuance Costs

The Company capitalizes certain costs in connection with issuing debt, which are recorded on the balance sheet as a reduction of debt. These costs are amortized to interest expense using a method consistent with the interest method over the term of the related debt.

The Company had additional direct costs related to financing of $354,460 and $21,300 for the years ended December 31, 2018 and 2017, respectively. Accumulated amortization related to debt issuance costs was $467,480 and $307,076 at December 31, 2018 and 2017, respectively. The Company reported amortization expense of $160,404 and $191,286 for the years ended December 31, 2018 and 2017, respectively, which is recorded as a component of interest expense.

(f)	Revenue Recognition

Revenue is recognized when earned, written evidence of an arrangement exists, pricing is fixed and determinable and collectability of the revenue is reasonably assured. The critical terms that embody the Company’s sales arrangements are included in executed contracts with related parties and third party customers.

The Company gathers hydrocarbons and various byproducts produced by operators. The commodities produced are then transported through the gathering system to be processed and sold to third party purchasers. Fees are charged to the operators for gathering, transportation and storage based on a fee structure defined in executed sales contracts.

On August 28, 2014, the Company amended key terms of its gathering and throughput contracts. These include (i) reducing the gathering fee commencing January 1, 2017 and adding a FERC indexing mechanism, (ii) changing the maturity date to March 1, 2030, (iii) deleting the Minimum Monthly Volume and Deficiency Charge mechanism, and (iv) adding explicit acreage dedication language. There was an immaterial effect on the Company’s financial statements for the years ended December 31, 2018 and 2017.

Effective May 20, 2016, the Company executed a Minimum Volume Commitment Letter Agreement (MVC Agreement) with Reliance Exploration, Ltd. (REL), an entity under common control. Under the MVC Agreement, REL agreed to ship certain aggregate minimum volumes of crude oil on the Company’s gathering system through December 31, 2017. A deficiency in volumes made available for shipment on the Company’s gathering system caused a deficiency payment from REL to the Company. The MVC agreement expired on January 31, 2018. At December 31, 2018 and 2017, $0 and $4,969,111 was recorded as Gathering System Revenue on the income statements related to the MVC Agreement.

(g)	Concentrations of Risk

Major customers are defined as those individually comprising more than 10% of the Company’s revenue.

As of December 31, 2018, the Company had three major customers representing 79% of the Company’s revenue. These three customers also comprised 73% of the Company’s accounts receivable at December 31, 2018.

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

As of December 31, 2017, the Company had four major customers representing 92% of the Company’s revenue. These four customers also comprised 88% of the Company’s accounts receivable at December 31, 2017.

This concentration of customers may impact the Company’s overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions in the oil and gas industry. The Company believes this risk is mitigated by the size, reputation and nature of its purchasers and operators.

The Company’s sales were entirely comprised of revenue earned in the Permian Basin area. For the years ended December 31, 2018 and 2017, the Company had no sales from related parties.

(h)	Income Taxes

The Company is organized as a Texas limited liability company and is treated as a flow-through entity for income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members of the Company even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal income tax provision has been made in the financial statements of the Company since the federal income tax is an obligation of the members.

In 2006, the State of Texas enacted the Texas Margin Tax Bill effective January 1, 2008 for the tax year ended December 31, 2007. The Company has not recorded a tax provision for the years ended December 31, 2018 and 2017, as management does not believe the amount owed, if any, will be material to the Company.

The Company follows the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740 (ASC Topic 740), Income Taxes, related to accounting for uncertainties in income taxes. ASC Topic 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. ASC Topic 740 requires that the Company recognize in its financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination.

Accordingly, the Company has not recorded an income tax liability for uncertain tax positions. As of December 31, 2018, the Company’s tax years 2013 through 2018 remain open to examination.

(i)	Asset Retirement Obligation

The Company follows the provisions of FASB ASC Topic 410, Accounting for Asset Retirement Obligations (ASC Topic 410), which requires the fair value of a liability related to the retirement of long-lived assets be recorded at the time a legal obligation is incurred, if the liability can be reasonably estimated. The liability is based on future retirement cost estimates and incorporates many assumptions, such as time to permanent removal, future inflation rates and the credit adjusted risk-free rate of interest. The retirement obligation is recorded at its estimated present value with an offsetting increase to the related asset on the balance sheets. Over time, the liability is accreted to its future value, with the accretion recorded to expense.

Furthermore, where there is an obligation to perform an asset retirement activity, even though uncertainties exist about the timing or method of settlement, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be determined.

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

In connection with the Company’s gathering pipeline and related assets, there is an obligation to perform limited procedures around the abandonment of such assets. Our gathering pipelines have an indeterminate life, if properly maintained. Accordingly, we are not able to make a reasonable estimate of when future dismantlement and removal dates of our pipelines will occur. It has been determined by our operational management team that abandoning all other ancillary equipment, outside of the assets stated above, would require minimal costs. For the reasons stated above, no asset retirement obligation related to general operations was recorded by the Company at December 31, 2018 as management does not believe that any such retirement obligation to be material to the Company’s financial statements. As of December 31, 2018 and 2017, the Company had a short-term asset retirement obligation of $0 and $2,623,972 and a long-term asset retirement obligation of $0 and $673,584 related to the Texas Railroad Commission pipe replacement obligation. See further discussion at note 3. The Company recognized a gain on release of asset retirement obligation of $2,623,972 in 2018, included in other operating income on the income statement, due to a reassessment of costs to be incurred following the completion of the first section of the Texas Railroad Commission’s pipe replacement obligation, which was partially offset by the depreciation of the related asset retirement obligation asset, for an impact on net income of $235,399.

(j)	Management Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(k)	Other Significant Accounting Policies

See the respective footnotes for the Company’s accounting policies regarding property and equipment, impairment of long-lived assets and related party transactions.

(l)	Recently Issued Pronouncements

New Accounting Pronouncements not adopted as of December 31, 2018

On May 28, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new ASU is effective for annual reporting periods beginning after December 31, 2018 and early adoption is permitted in certain circumstances. Entities have the option of using either the retrospective or modified approach to adopt the new standards. The Company is evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230), which provides guidance on eight specific cash flow issues, including cash payments associated with debt and debt modification, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims and corporate-owned life insurance policies, distributions made from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the predominance principle. The amended guidance is effective for the Company for annual periods beginning after December 15, 2018. The amendments should be applied using a retrospective transition method to each period presented. Early adoption is permitted for any entity in any interim or annual period. The Company will adopt the new standard during the first quarter of 2019 and there will be no effect on its ongoing financial reporting.

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842)- Amendments to the FASB Accounting Standards Codification (“ASU 2016-02”) which established ASC Topic 842, Leases. This ASU will change the way the Company accounts for leases. The main difference between the current requirement under GAAP and the new ASU is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. The new ASU requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term (other than leases that meet the definition of a short-term lease). The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a frontloaded expense pattern (similar to current capital leases). Classification will be based on criteria that are largely similar to those applied in current lease accounting. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The new ASU is effective for fiscal years beginning after December 15, 2019 and early adoption is permitted. This ASU must be adopted using a modified retrospective transition, and provides for certain practical expedients. The Company is evaluating the ASU and has not determined the effect of the standard on its ongoing financial reporting.

In July 2018, the FASB issued additional guidance on the accounting for leases in ASU No. 2018-10, Codification Improvements to Topic 842, Leases, and ASU No. 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”). ASU 2016-02 was initially required to be adopted using a modified retrospective transition, which would require application of the new guidance at the beginning of the earliest comparative period presented. The guidance in ASU 2018-11 provides companies with another transition method that allows entities to recognize a cumulative-effect adjustment to the opening balance of retained earnings as of the date of adoption. Under this method, previously presented years’ financial positions and results would not be adjusted. The Company is evaluating the ASU and has not determined the effect of the standard on its ongoing financial reporting.

(3)	Property and Equipment

(a)	Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred. Improvements or betterments of a permanent nature are capitalized. The cost of assets disposed of and the related accumulated depreciation and amortization are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently. The cost basis of property and equipment, including estimated asset retirement obligation, was $119,603,931 and $67,442,412 at December 31, 2018 and 2017, respectively. Depreciation expense for property and equipment totaled $14,580,804 and $3,701,584 for the years ended December 31, 2018 and 2017, respectively. Depreciation is computed using the straight-line method over the estimated useful lives.

Components and useful lives of property plant and equipment were as follows as of December 31, 2018 and 2017:

	2018	2017
Gathering system (20 years)	$85,960,857	43,762,393
Tank batteries (20 years)	14,139,163	7,156,185
Measurement equipment and other (5 years)	5,186,720	4,512,223
Pipeline easements (10 years if amortized)	14,317,191	8,714,055
Asset retirement obligation (Accelerated based on reclamation date)	—	3,297,556

	119,603,931	67,442,412
Less accumulated depreciation	18,730,761	8,739,387

Total property and equipment, net	$100,873,170	58,703,025

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

(b)	Texas Railroad Commission Pipe Replacement Obligation

In conjunction with assessing the Company’s compliance with the Texas Railroad Commission’s (TRRC) regulations for pipelines, the Company identified and self-reported to the TRRC non-compliance with certain regulations. On December 4, 2017, the Company agreed to a pipe replacement plan with the (TRRC), whereby the Company is required to replace certain SDR 9 poly pipe with steel pipe in order to be in compliance with the TRRC requirements for pipelines. The plan calls for completion of the pipe replacement in two stages. The first section was completed in 2018. The second section will be completed by July 1, 2019. At December 31, 2018, costs incurred to date related to the replacement of the first and second sections were $4,665,931 and $8,332,420, respectively.

The Company has estimated the remaining costs for the new steel pipeline and right-of-ways for the second section as follows:

Pipeline	$23,497,703
Right-of-ways	2,194,988

Total	$25,692,691

The estimated cost for pipe removal and disposal were recorded as an asset retirement obligation (“ARO”) with the offset capitalized as a part of the existing asset group as of December 31, 2017. At year-end 2018, this ARO was reassessed based on actual costs incurred related to the pipe replacement sections completed in 2018, as well as cost estimates obtained from service providers for both the removal and salvage of the existing poly pipe. As a result of this reassessment, the remaining costs estimated to be incurred related to the removal and disposal were determined to be immaterial and the related ARO asset and liability were written off. A gain on retirement of asset retirement obligation liability of $2,623,972 was recognized, which is largely offset by depreciation expense related to the ARO asset recognized in 2018 of $2,388,573, for a net impact to the financial statements of $235,399. Refer to note 2 for additional information.

The costs for pipeline and right-of-ways related to the replacement will be capitalized as they are paid and will be subject to depreciation when placed in service.

(c)	Impairment of Long-lived Assets

In accordance with FASB ASC Topic 360, Property, Plant and Equipment (ASC Topic 360), long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstance indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held or used, the Company bases the evaluation on impairment indicators such as nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present.

If such impairment indicators are present or other factors exist that indicate the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of a undiscounted cash flow analysis of the asset at the lowest level for which identifiable cash flows exist.

If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset. The Company determined there were no indicators of impairment for the years ended December 31, 2018 and 2017.

(4)	Commitments and Contingencies

Environmental Issues

The Company’s operations are subject to risks normally incidental to the oil and gas well operating and servicing environment, including fires and other environmental risks such as oil spills or gas leaks that could expose the Company to liabilities associated with these risks. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company. No claim has been made, nor is the Company aware of the assertion of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto.

(5)	Related Party Transactions

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC Topic 850, Related Party Disclosures (ASC Topic 850), requires that transactions with related parties that would make a difference in decision making be disclosed so that users of the consolidated financial statements can evaluate their significance. Related party transactions occurred within the context of the following relationships:

The Company has a receivable from REL, which is related to the MVC Agreement. The balance at December 31, 2018 and 2017 was $0 and $4,969,111, respectively. See further discussion of the MVC agreement at note 2.

The Company has a payable due to Reliance Energy, Inc, a company under common control. The balance at December 31, 2018 and 2017 was $29,214 and $442,435, respectively, and has been classified as a current liability in the balance sheets. The payable is comprised of amounts due for costs paid by Reliance Energy, Inc. on behalf of the Company.

The Company entered into a Service Agreement with Reliance Energy, Inc. for executive and administrative services (Service Agreement) effective May 20, 2016. Under the Service Agreement, fees are earned through Dedicated Services and Support Services. Support services are determined in the Company’s annual budget and allocated pro-rata on a monthly basis.

Fees charged under the Service Agreement for the years ended December 31, 2018 and 2017 totaled $2,601,366 and $1,725,566, respectively.

(6)	Long-Term Debt

On May 20, 2016, the Company entered into a Revolving Credit Facility (Revolver) with a lender with a borrowing capacity of up to $30,000,000, set to mature on May 20, 2019. The Revolver bears interest at either the Adjusted Base Rate or the Eurodollar Rate. The base rate is the higher of the Federal Funds rate plus 0.5%, the administrative agent’s prime rate or the Eurodollar Rate plus 1%. The Eurodollar Rate is equal to the ICE Benchmark Administration LIBOR Rate as published by Reuters at approximately 11:00 a.m. (London Time) two business days prior to the first day of an interest period.

On November 10, 2017, the Revolver was amended increasing the borrowing capacity to $40,000,000. On April 3, 2018, the Revolver was amended increasing the borrowing capacity to $75,000,000.

On February 5, 2019, the Revolver was amended increasing the borrowing capacity to $100,000,000. The Company must comply with various covenants under the terms of the amended agreement, including compliance with a minimum interest coverage ratio and a maximum leverage and liquidity ratio, as defined in the agreement. At December 31, 2018, the Company was in compliance with its debt covenants.

The outstanding balance on the Revolver was $60,000,000 as of December 31, 2018. The interest rate for 2018 was 4.81%, with interest expense of $2,423,393 for the year ended December 31, 2018. The Company has $186,739 in accrued interest at December 31, 2018.

The outstanding balance on the Revolver was $31,000,000 as of December 31, 2017. The interest rate for 2017 was 4.81%, with interest expense of $1,028,478 for the year ended December 31, 2017. The Company had $116,094 in accrued interest at December 31, 2017.

RELIANCE GATHERING, LLC

Notes to Financial Statements

December 31, 2018 and 2017

(7)	Equity

(a)	MetalMark Transaction

On May 20, 2016, MetalMark invested $112,100,000 in the Company in exchange for a 38.60% membership interest in the Company in the form of 100% of the Preferred Units in the Company. With the transaction, the Company amended and restated its LLC agreement to allow for the issuance of the Preferred Units and to grant previous members of the Company Common Units in the Company. Reliance Midstream, LLC was granted Class A Common Units and the remaining previous members, comprised of members of management of Reliance Midstream, LLC, were granted Class B Common Units.

The Preferred Units are entitled to a Preferred Return of 10% of their original invested amount and preferential rights in any distributions from the Company. Distributions after the MetalMark transaction will be first allocated to the Preferred Unit holders for any unpaid portion of the Preferred Return, then to the Preferred Unit Holders for any Unpaid Preferred investment amount, then to an amount equal to 20% of the hurdle amount to the Preferred Units, and then to the respective percentages of each Common Unit Holder.

Preferred Units and Class A Common Units have unrestricted voting rights in the Company. Class B Common Units have restricted voting rights as they cannot participate in the election or appointment of board members.

At December 31, 2018 and 2017, the Company had the following equity accounts:

	% Ownership	2018	2017
Preferred Units	38.60%	$133,167,031	124,458,841
Class A Common Units	39.60	(61,040,121)	(61,040,121)
Class B Common Units	21.80	(38,251,500)	(38,251,500)

Total equity	100.00%	$33,875,410	25,167,220

(b)	Distributions

Distributions are made at the direction of the Board of Managers. The member’s capital accounts will be adjusted as distributions are paid to the members and the members make additional contributions. There were no recorded cash distributions during 2018 and 2017.

The Preferred Unit holders are entitled to a Preferred Return of 10% of their original investment amount per annum, with compounding interest, which totals $11,210,000 for 2018 and 2017. The balance was not declared and remained unpaid at December 31, 2018 and 2017. The cumulative unpaid amount at December 31, 2018 and 2017 was $29,230,959 and $18,020,959, respectively.

(8)	Subsequent Events

The Company has evaluated subsequent events through March 29, 2019, the date the financial statements were available to be issued. During this period, the Company had the following material subsequent events to disclose:

The Company has borrowed $17,500,000 on the Revolver. The balance at March 29, 2019 was $77,500,000.

Effective March 14, 2019, the Company amended and restated their limited liability company agreement. The agreement was amended to change certain terms in the agreement. The changing terms primarily relate to the ability of the Company to utilize their increased borrowing capacity and the amendment of certain aspects of the waterfall in a hypothetical liquidation event.